UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2011

CHINA HEALTH RESOURCE, INC.

(Name of Small Business Issuer in its Charter)

Delaware	000-50029	73-1629948
(State or Other Jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road

Sui Ning, Si Chuan Province, P.R. China

(Address of Principal Executive Offices)

+(86-825) 239-1788

(Issuer’s Telephone Number)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26. 2011, Ms. Gewei Wang resigned from her position as member of the Board of Directors of China Health Resource, Inc. (“CHRI” or the “Company”). There are no disagreements between the Company and Ms. Wang that led to her resignation.  Ms. Wang will not receive any compensation in connection with her departure from the Company.  A copy of Ms. Wang’s resignation letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective January 26. 2011, the Company’s Board of Directors elected Mr. Ping Gou, 46, as member of the Board of Directors of the Company. Prior to joining the Company, Mr. Gou was president of the public health hospital of Suining City, and was vice president from 2000 to 2004. From 1982 to 1997, Mr. Gou was president of the China Yajiang County Forestry Bureau. Mr. Gou has a bachelor degree in engineering from Xiamen University in 1964. A copy of the Board Resolution electing Mr. Gou dated January 26. 2011 is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 1, 2011, the Company issued a press release announcing a stock repurchase program, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter of resignation of Ms. Gewei Wang dated January 26, 2011.

10.2	Board Resolution electing Mr. Ping Gou dated January 26, 2011.

99.1	Press release announcing its stock repurchase program, dated February 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

By:	/s/ Jiayin Wang
Wang, Jiayin
Title:	Chief Executive Officer
Dated:	January 31. 2011